NOBILIS HEALTH CORP.	CONFIDENTIAL

CONFIDENTIAL EXECUTIVE TRANSITION AGREEMENT

            1.        Parties. This Confidential Executive Transition Agreement (“Agreement”) is entered into by and between Donald L. Kramer, MD (“Executive”), Northstar Healthcare Acquisitions, LLC and Nobilis Health Corp. (formerly Northstar Healthcare Inc.) (collectively, “Nobilis”).

            2.        Purpose of Agreement. Executive resigned as Chief Executive Officer of Nobilis, effective on December 1, 2014 (the “Separation Date”). Nobilis’ Board of Directors (the “Board”) accepted Executive’s resignation in lieu of the 60 day notice requirement contained in the Executive’s Employment Agreement, a copy of which is attached as Exhibit 1. Executive, who is the Chairman of the Board, will remain employed by Nobilis as an “Executive Director.” This agreement outlines the parties’ rights duties and obligations with respect to the transition of Executive from Chief Executive Officer to Executive Director. Nobilis desires to retain Executive as “Executive Director” in exchange for certain agreements by Executive.

            3.        Commencement of Employment as Executive Director. Executive acknowledges that his employment as Chief Executive Officer of Nobilis terminated effective as of the Separation Date. Executive acknowledges that from and after the Separation Date the Executive shall have no authority and shall not represent himself as the Chief Executive Officer of Nobilis. The parties acknowledge and agree that Executive’s employment agreement with Nobilis terminated effective as of December 1, 2014. The parties further acknowledge and agree that Executive shall not be entitled to receive any separation benefits specified in the Employment Agreement. Executive’s employment as Executive Director shall be deemed to have commenced immediately upon Executive’s resignation as Chief Executive Officer, such that Executive’s employment (generally) with Nobilis was never terminated. Accordingly, Executive will not receive a final paycheck that includes all salary and/or wages owed to Executive for work performed through the Separation Date.

            4.        Nobilis’s Separation Consideration. As full, sufficient and complete consideration for Executive’s promises and releases contained herein, Nobilis will award Executive 2,000,000 Restricted Share Units (“RSU”), which shall vest in 10 years; however, the vesting period shall accelerate upon the termination of Executive’s role as Executive Director ends. This award of RSUs is in lieu of (and not in addition to) a) the 1,000,000 RSUs awarded to Executive Director on October 1, 2014 and b) the 1,000,000 RSUs having a 10 year vesting date, authorized by the Board of Directors’ Resolution dated November 21, 2014. The award of RSUs in this paragraph 4 shall be deemed to have been made on October 1, 2014.

            5.        Acknowledgement of Additional Consideration. Executive acknowledges that the consideration described above in paragraph 4 will: a) fully discharge and satisfy all of Nobilis’s obligations for monies due to Executive by reason of employment as Chief Executive Officer of Nobilis; and b) provide Executive with additional monies and undertakings which are not otherwise due to Executive now, or in the future, and which constitute valuable consideration for Executive’s release of claims and other promises herein. Executive acknowledges that the separation payment is not intended to, and shall not constitute, a severance plan, and shall confer no benefit on anyone other than the parties hereto. Executive further acknowledges that he or she is not and shall not in the future be entitled to any other compensation, including, without limitation, wages, bonuses, vacation pay, holiday pay or any other form of consideration or benefit, except to the extent that Executive may be entitled to certain rights or benefits under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) or Nobilis’s 401(k) benefits plan. Executive also acknowledges and agrees that the consideration specified in paragraph 4 supersedes and replaces any and all other agreements related to any award or awards of RSUs to Executive.

NOBILIS HEALTH CORP.	CONFIDENTIAL

            6.        [REDACTED]

            7.        Arbitration. Any and all controversies arising out of or relating to the validity, interpretation, enforceability, or performance of this Agreement will be solely and finally settled by means of binding arbitration. Any arbitration shall be administered by the American Arbitration Association and conducted in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association. EACH PARTY HEREBY KNOWINGLY AND WILLINGLY WAIVES ITS RIGHTS TO HAVE ANY SUCH DISPUTES OR CLAIMS TRIED TO A JUDGE OR JURY.

            8.        Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas without giving effect to conflict of law principles.

            9.        Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all other agreements and understandings between them that may have related to the subject matters contained herein. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless approved in writing by both parties.

            10.      Severability. The provisions of this Agreement shall be considered to be separable and independent of each other. In the event any provision of this Agreement is found by an arbitrator or a court of competent jurisdiction to be invalid, such finding shall not affect the validity or effectiveness of any or all of the remaining provisions of this Agreement.

            11.      Construction of Agreement. This Agreement shall not be construed in favor of or against any of the parties hereto, regardless of which party initially drafted it. This Agreement was reached through arms-length negotiations by the parties and it represents a final, mutually-agreeable compromise.

            12.      Advice to Seek Counsel; Acceptance and Revocation. Executive acknowledges and agrees that Executive is hereby being advised to consult with an attorney prior to executing this Agreement.

            Nobilis’ offer to enter into this agreement shall remain open to be accepted by Executive for no less than 21 days after receipt of this Agreement (by email or hand delivery) by Executive. To execute this Agreement, Nobilis” Corporate Counsel must receive a signed copy of this Agreement to Nobilis’ Corporate Counsel at the below address or at ldiamond@nobilishealth.com.

            Executive further understands that in accordance with the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA); Executive has the right to consider the terms and conditions of this Agreement for a period of twenty-one (21) days. Executive further understands that Executive may revoke this Agreement within seven (7) days of signing it. Executive further represents that Executive has been given all satisfactory periods within which to consider the release of claims contained herein prior to signing this Agreement. To revoke this Agreement, Executive must notify Nobilis’ Legal Department in writing to be received before the expiration of said seven (7) day period at the following (fax is sufficient):

NOBILIS HEALTH CORP.	CONFIDENTIAL

Nobilis Health Corp.
Legal Department
4120 Southwest Freeway, Suite 150
Houston, Texas 77027

            which writing shall state “I hereby revoke my acceptance of our Confidential Separation Agreement and Release of Claim” or similar language. If Executive revokes this Agreement, Executive will not be entitled to receive the Separation Benefit, extended health insurance coverage payments or any other consideration described in paragraph 4 above.

            In no event shall any revocation of this Agreement reinstate any terminated employment nor will it serve to revoke any resignation as an officer or director of Nobilis which are irrevocable.

            13.      Additional Warranties. Executive expressly warrants that he or she has read and fully understands this Agreement; that the separation payment and other undertakings of Nobilis herein constitute valuable consideration for this Agreement; that he or she has been given a reasonable period of time to consider this Agreement; that he or she has had the opportunity to consult with legal counsel of his or her own choosing and to have the terms of the Agreement fully explained; that he or she is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and that he or she is executing this Agreement voluntarily, free of any duress or coercion.

            14.      Effective Date. This Agreement shall become effective on date on which it is executed by Executive (the “Effective Date”).

            15.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

            16.      Comprehension of Document; No Reliance. EACH PARTY TO THIS AGREEMENT EXPRESSLY ACKNOWLEDGES, WARRANTS, AND REPRESENTS THAT IT HAS HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL AND OTHER ADVISORS REGARDING THE EFFECTS OF THIS AGREEMENT. EACH PARTY REPRESENTS THAT IT IS RELYING SOLELY ON ITS OWN BEST JUDGMENT AND IS NOT RELYING ON ANY REPRESENTATION OR STATEMENT, EXPRESS OR IMPLIED, BY THE OTHER PARTY, OR ANY AGENT, EMPLOYEE, ATTORNEY, OR OTHER REPRESENTATIVE OF THE OTHER PARTY, UNLESS SUCH REPRESENTATION OR STATEMENT IS EXPRESSED IN WRITING IN THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT HE/IT IS NOT RELYING ON ANY TAX ADVICE PROVIDED BY THE OTHER PARTY, AS NO SUCH ADVICE HAS BEEN PROVIDED.

[Signature Page Follows]

NOBILIS HEALTH CORP.	CONFIDENTIAL

            IN WITNESS HEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE EFFECTIVE DATE.

NOBILIS	EXECUTIVE

Nobilis Health Corp.	Donald L. Kramer

By: /s/ Harry Fleming	By: /s/ Donald Kramer

Title: President
Date: _______________________________
Date: _______________________________

Northstar Healthcare Acquisitions, LLC

By: /s/ Harry Fleming

Title: President

Date: _______________________________